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                                  EXHIBIT 10.11

                               RETENTION AGREEMENT


         This Employment Agreement (the "Agreement") is made and entered into as of January 18, 1999 (the "Effective Date"), by and between DSP Technology, Inc. (the "Company") and Larry Moulton ("Executive").

                                    RECITALS

         The Company recognizes that the possibility of a change of control or other event which may change the nature and structure of the Company and that uncertainty regarding the consequences of such events may adversely affect the Company's ability to retain its key employees. The Company also recognizes that the Executive possesses an intimate and essential knowledge of the Company upon which the Company may need to draw for objective advice and continued services in connection with any acquisition of the Company or other change of control that is potentially advantageous to the Company's stockholders. The Company believes that the existence of this Agreement will serve as an incentive to Executive to remain in the employ of the Company and will enhance its ability to call on and rely upon the Executive in connection with a change of control.

         The Company and the Executive desire to enter into this Agreement in order to provide additional compensation and benefits to the Executive and to encourage Executive to continue to devote his full attention and dedication to the Company and to continue his employment with the Company.

         1. DEFINITIONS. As used in this Agreement, unless the context requires a different meaning, the following terms shall have the meanings set forth herein:

                  (a)      "CAUSE" means:

                           (i)      theft, dishonesty, misconduct or
falsification of any employment or Company records;

                           (ii)     improper disclosure of the Company's
confidential or proprietary information by the Executive;

                           (iii)    any action by the Executive which has a
material detrimental effect on the Company's reputation or business;

                           (iv)     any material breach of this Agreement by the
Executive; or

                           (v)      The Executive's conviction (including any
plea of guilty or no contest) for any criminal act that impairs Executive's ability to perform his or her duties under this Agreement.

                  (b)      "CHANGE OF CONTROL" means:

                           (i)      any "person" (as such term is used in
Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a trustee or other fiduciary holding securities of the Company under an employee benefit plan of the Company, becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange
Act), directly or indirectly, of securities of the Company representing 50% or more of (A) the outstanding shares of common stock of the Company or (B) the combined voting power of the Company's then-outstanding securities;

                           (ii)     the Company is party to a merger or
consolidation which results in the holders of voting securities of the Company outstanding immediately prior thereto failing to continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 51% of the


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combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

                           (iii)    there occurs a change in the composition of
the Board of Directors of the Company within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. Incumbent Directors shall mean directors who either (A) are directors of the Company as of the date hereof or (b) are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company;

                           (iv)     the sale or disposition of all or
substantially all of the Company's assets (or any transaction having similar effect is consummated); or

                           (v)      the dissolution or liquidation of the
Company.

                  (c) "GOOD REASON" means the occurrence of any of the following conditions, without Executive's written consent, which condition(s) remain(s) in effect 20 days after written notice to the Board from Executive of such condition(s):

                           (i)      a decrease in Executive's base salary and/or
a material decrease in Executive's Management Bonus Plan participation or employee benefits following a Change of Control;

                           (ii)     a material adverse alteration in the nature
or status of the Executive's responsibilities or duties, as measured against Executive's responsibilities or duties immediately prior to such change;

                           (iii)    the relocation of Executive's principal
worksite to a location more than fifty (50) miles from Ann Arbor, Michigan; or

                           (iv)     any material breach of this Agreement by the
Company.

                  (d)      "PERMANENT DISABILITY" means that:

                           (i)      the Executive has been incapacitated by
bodily injury or disease so as to be prevented thereby from engaging in the performance of the Executive's duties;

                           (ii)     such total incapacity shall have continued
for a period of six consecutive months; and

                           (iii)    such incapacity will, in the opinion of a
qualified physician, be permanent and continuous during the remainder of the Executive's life.

                  (e)      "Termination Upon a Change of Control" means:

                           (i)      any termination of the employment of the
Executive by the Company without Cause within twelve (12) months after the date of a Change of Control; or

                           (ii)     any resignation by the Executive for Good
Reason within twelve (12) months after the occurrence of any Change of Control.

         "Termination Upon Change of Control" shall not include any termination of the employment of the Executive (a) by the Company for Cause; (b) by the Company as a result of the Permanent Disability of the


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Executive; (c) as a result of the death of the Executive; or (d) as a result of the voluntary termination of employment by the Executive for reasons other than Good Reason.

                  (f) "Total Annual Earnings" means the sum of the Executive's annual salary and targeted annual incentive bonus, as in effect immediately prior to the Change of Control.

         2. POSITION AND DUTIES. Executive shall continue to be an at-will Executive of the Company employed in his/her current position at his/her then current salary rate. Executive shall also be entitled to continue to participate in and to receive benefits on the same basis as other executives or senior staff members under any of the Company's employee benefit plans as in effect from time to time. In addition, Executive shall be entitled to the benefits afforded to other employees similarly situated under the Company's vacation, holiday and business expense reimbursement policies. Executive agrees to devote his/her full business time, energy and skill to his/her duties at the Company. These duties shall include, but not be limited to, any duties consistent with his/her position which may be assigned to Executive from time to time.

         3.       TERMINATION UPON CHANGE OF CONTROL.

                  (a) SEVERANCE BENEFITS. In the event of the Executive's Termination Upon Change of Control, Executive shall be entitled to the following separation benefits:

                           (i)      all salary, accrued but unused vacation
earned through the date of Executive's termination and Executive's target bonus for the year in which termination occurs, pro rated through the date of Executive's termination;

                           (ii)     twelve (12) months' of Executive's Total
Annual Earnings as in effect as of the date of such termination, all less applicable withholding, paid in a lump sum within thirty (30) days of termination of employment;

                           (iii)    within fourteen (14) days of submission of
proper expense reports by the Executive, the Company shall reimburse the Executive for all expenses reasonably and necessarily incurred by the Executive in connection with the business of the Company prior to his/her termination of employment;

                           (iv)     reimbursement of Executive's COBRA premiums
for twelve (12) months if Executive elects to purchase continued group health insurance coverage; thereafter, Executive will be able to purchase coverage at Executive's own expense in accordance with COBRA; and

                           (v)      Executive shall receive the benefits, if
any, under the Company's 401(k) Plan and other Company benefit plans to which he may be entitled pursuant to the terms of such plans.

         4.       LIMITATION OF PAYMENTS AND BENEFITS.

                  (a) To the extent that any of the payments and benefits provided for in this Agreement or otherwise payable to the Executive constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and, but for this Section 4, would be subject to the excise tax imposed by Section 4999 of the Code or any similar or successor provision, the aggregate amount of such payments and benefits shall be reduced, but only to the extent necessary so that none of such payments and benefits are subject to excise tax pursuant to Section 4999 of the Code.

                  (b) Within sixty (60) days after the later of termination of employment or the related Change in Control event, the Company shall notify the Executive in writing if it believes that any reduction in the payments and benefits that would otherwise be paid or provided to the Executive under the terms of this Agreement is required to comply with the provisions of Subsection 4(a). If the Company determines that any such reduction is required, it will provide the Executive with copies of the information used and calculations made by the Company to determine the amount of such reduction. The Company shall determine, in a fair and equitable manner after


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consultation with the Executive, which payments and benefits are to be reduced so as to result in the maximum benefit for the Executive.

                  (c) Within thirty (30) days after the Executive's receipt of the Company's notice pursuant to Subsection 4(b), the Executive shall notify the Company in writing if the Executive disagrees with the amount of reduction determined by the Company, or the selection of the payments and the benefits to be reduced. As part of such notice, the Executive shall also advise the Company of the amount of reduction, if any, that the Executive has, in good faith, determined to be necessary to comply with the provisions of Subsection 4(a) and/or the payments and benefits to be reduced. Failure by the Executive to provide this notice within the time allowed will be treated by the Company as acceptance by the Executive of the amount of reduction determined by the Company and/or the payments and benefits to be reduced. If any differences regarding the amount of the reduction and/or the payments and benefits to be reduced have not been resolved by mutual agreement within sixty (60) days after the Executive's receipt of the Company's notice pursuant to Subsection 4(b), the amount of reduction and/or the payments and benefits to be reduced as determined by the Executive will be conclusive and binding on both parties unless, prior to the expiration of such sixty (60) day period, the Company notifies the Executive in writing of the Company's intention to have the matter submitted to arbitration for resolution and proceeds to do so promptly. If the Company gives no notice to the Executive of a required reduction as provided in Subsection 4(b), the Executive may unilaterally determine the amount of reduction required, if any, and/or the payments and benefits to be reduced, and, upon written notice to the Company, the amount and/or the payments and benefits to be reduced will be conclusive and binding on both parties.

                  (d) If, as a result of the reductions required by Subsection 4(a), the amounts previously paid to the Executive exceed the amount to which the Executive is entitled, the Executive will promptly return the excess amount to the Company.

         5. PAYMENT OF TAXES. All payments made to Executive under this Agreement shall be subject to all applicable federal and state income, employment and payroll taxes.

         6. EXCLUSIVE REMEDY. Under any claim for breach of this Agreement or wrongful termination, the payments and benefits provided for in Section 3 shall constitute the Executive's sole and exclusive remedy for any alleged injury or other damages arising out of the cessation of the employment relationship between the Executive and the Company in the event of Executive's termination. Except as expressly set forth herein, the Executive shall be entitled to no other compensation, benefits, or other payments from the Company as a result of any termination of employment.

         7. PROPRIETARY AND CONFIDENTIAL INFORMATION. The Executive agrees to continue to abide by the terms and conditions of the Company's confidentiality and/or proprietary rights agreement between the Executive and the Company.

         8. ARBITRATION. In the event of any dispute or claim relating to or arising out of Executive's employment relationship with the Company, this Agreement, or the termination of Executive's employment with the Company for any reason (including, but not limited to, any claims of breach of contract, wrongful termination or age, disability, sex, race or other discrimination or harassment), Executive and the Company agree that all such disputes shall be fully, finally and exclusively resolved by binding arbitration conducted by the American Arbitration Association in Santa Clara County, California. Executive and the Company hereby knowingly and willingly waive their respective rights to have any such disputes or claims tried to a judge or jury. Provided, however, that this arbitration provision shall not apply to any disputes or claims relating to or arising out of the actual or alleged misuse or misappropriation of the Company's property, including, but not limited to, its trade secrets or proprietary information.

         9. INTERPRETATION. Executive and the Company agree that this Agreement shall be interpreted in accordance with and governed by the laws of the State of California.


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         10.      CONFLICT IN BENEFITS. This Agreement shall supersede all prior arrangements, whether written or oral, and understandings regarding the subject matter of this Agreement and shall be the exclusive agreement for the determination of any payments due upon Executive's termination of employment or a Change of Control; provided, however, that this Agreement is not intended to and shall not affect, limit or terminate (i) any plans, programs, or arrangements of the Company that are regularly made available to a significant number of employees of the Company, (ii) any agreement or arrangement with the Executive that has been reduced to writing and which does not relate to the subject matter hereof, (iii) any indemnification rights described below, or (iv) any agreements or arrangements hereafter entered into by the parties in writing, except as otherwise expressly provided herein.

         11. RELEASE OF CLAIMS. No severance benefits shall be paid to Executive under this Agreement unless and until the Executive shall, in consideration of the payment of such severance benefit, execute a release of claims in a form satisfactory to the Company; provided, however, that such release shall not apply to any right of Executive to be indemnified by the Company.

         12.      SUCCESSORS AND ASSIGNS.

                  (a) SUCCESSORS OF THE COMPANY. The Company will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. As used in this Agreement, "Company" shall mean the Company as defined above and any successor or assign to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 12 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

                  (b       HEIRS OF EXECUTIVE. This Agreement shall inure to the
benefit of and be enforceable by the Executive's personal and legal representatives, executors, administrators, successors, heirs, distributes, devises and legatees.

         13. NOTICES. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, as follows:

                  if to the Company:     President and Chief Executive Officer
                                         DSP Technology Inc.
                                         48500 Kato Road
                                         Fremont, CA 94538

                                         cc: Diane Frankle, Esq
                                         Gray Cary Ware & Freidenrich LLP
                                         400 Hamilton Avenue
                                         Palo Alto, CA 94301-1809

and if to the Executive at the address specified at the end of this Agreement. Notice may also be given at such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         14. NO REPRESENTATIONS. Executive acknowledges that he/she is not relying and has not relied on any promise, representation or statement made by or on behalf of the Company which is not set forth in this Agreement.

         15. Validity. If any one or more of the provisions (or any part thereof) of this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions (or any part thereof) shall not in any way be affected or impaired thereby.


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         16.      MODIFICATION. This Agreement may only be modified or amended by a supplemental written agreement signed by Executive and the Company.

         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date set forth above.

                                   DSP TECHNOLOGY, INC.


                                   By: /s/ Jose M. Millares, Jr.

                                   Title: CFO

                                   EXECUTIVE:


                                   /s/ Larry Moulton
                                   Executive's Signature

Address for Notice:

5956 Oakwood Circle
-------------------------------------
Long Grove, IL
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60047
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